ANNOUNCEMENT
First Chester County Corporation
71.1% Earnings Increase

(January 29, 2003 --- West Chester) Charles E. Swope, Chairman of the Board, President, and CEO of Chester County Corporation (the “Company”), and its subsidiary First National Bank of Chester County, announced that net income for the year ended December 31, 2002 was $5.702 million, a 71.1% increase over 2001 net income of $3.332 million. Earnings per share for the year ended December 31, 2002 were $1.29 per share, a $0.54 or 72.0% increase over the same period in 2001. Earnings in 2002 benefited from an increase in net interest income as interest earning assets and the margin earned on these assets increased, strong performance by the Company’s residential mortgage unit, and a reduction in the provision for loan losses. Earnings in 2002 also benefited from non-recurring gains on the sale of real estate of $438 thousand in 2002 compared to $93 thousand in 2001 and investment security sales of $212 thousand in 2002 compared to $180 thousand in 2001. Earnings in 2001 were adversely impacted by numerous factors including the provision for loan losses, lower net interest margins, and operating expenses relating to three new branch offices. In 2002, the Company restructured its banking divisions and established a new credit administration department to enhance its ability to focus on credit issues and improve overall credit quality.
13.7% Stock Total Return
The Company’s common stock achieved a total return of 13.7% for the year ended December 31, 2002. The dividend increased from $0.520 to $0.525, resulting in a yield of approximately 3.2%. This yield, coupled with a 10.5% stock price increase between December 31, 2002 to December 31, 2001, resulted in a total return of 13.7% (Total return was calculated by adding the dividend yield and the percentage increase in the stock price. For purposes of these calculations, the stock price was the average of the bid and asked prices quoted by the Company’s market makers on the respective dates).
12.0% Increase in Deposits
Deposits grew 12.0% or $59.9 million from $498.8 million at December 31, 2001 to $558.7 million as of December 31, 2002. President Swope stated, “Deposit growth can be attributed to the execution of our strategic plan of branch expansion in Chester County and the outstanding efforts of our business development teams”.
8.9% Increase in Financial Management Services Revenues
Total assets under management and custody of our Financial Management Services Division (“FMS”) were $531.8 million as of December 31, 2002, an increase of $34.6 million or 7.0% when compared to December 31, 2001. This increase is attributed to the development of new business relationships, partially offset by declines in stock market valuations. FMS revenues were $3.179 million in 2002, an increase of $260 thousand or 8.9% over FMS revenues of $2.919 million in 2001.
140 years of Banking in Chester County
“With restructuring behind us, we look forward to 2003 and the opportunity to provide quality financial services to the residents, businesses, community organizations, and government entities of Chester County. In 2003, the Company will celebrate 140 years of banking in Chester County. We remain the Largest Independent National Bank headquartered in Chester County.”

Charles E. Swope Chairman of the Board, President, and CEO
This release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company believes the assumptions underlying the forward-looking statements are reasonable. However, because the assumptions are predictions of future events and circumstances, any of the assumptions could be inaccurate. Therefore there can be no assurance that the forward-looking statements contained in this release will prove to be accurate. Also, actual future results may differ materially from our historic results. Additional information that could cause actual future results to vary materially from the results anticipated in our forward-looking statements or from historic results may be found in the Company’s most recent Form 10-K and other reports filed with the Securities and Exchange Commission. The Company has no obligation to update any such factors or forward-looking statements in light of future events and developments, First Chester County Corporation has 4,229,464 shares outstanding and is traded in the over-the-counter market under the symbol of “FCEC.” For more information, please contact the Bank’s Shareholder Relations Department at 484-881-4141 or visit our interactive website at www.fnbchestercounty.com
See the attached data schedule for additional information.

The First Chester County Corporation

SELECTED FINANCIAL DATA (unaudited)

(Dollars in thousands, except per share data)

SELECTED FINANCIAL DATA
-----------------------
                                                                DECEMBER 31,

                                                            2002           2001
                                                            ----           ----

Total assets .......................................       640,010       584,332
Gross loans ........................................       447,682       448,110
Allowance for loan &lease losses................         6,230         6,344
Total investment securities ........................       128,375        80,741
Deposits ...........................................       558,738       498,825
Shareholders equity ................................        48,612        43,839
Average assets .....................................       603,676       551,873
Average equity .....................................        46,537        43,009
Non-accrual loans ..................................         5,216         7,630

Financial Management Services
  Assets under management &custody *............       531,756       497,120

STATEMENT OF INCOME                                              FOR YEARS ENDED
-------------------                                                DECEMBER 31,

                                                                 2002       2001
                                                                 ---------------
Interest income ..............................................   37,101   38,985
Interest expense .............................................   10,673   15,586
                                                                 ------   ------

Net interest income ..........................................   26,428   23,399

Provision for loan losses ....................................    2,231    2,929
                                                                 ------   ------

Net interest income after
  provision for loan losses ..................................   24,197   20,470

        Financial Management Services revenue ................    3,179    2,919
        Service charges on deposit accounts ..................    1,886    1,474
        Investment securities gains, net .....................      212      180
        Operating lease rental income ........................      750      212
        Gains on sale of fixed assets and OREO ...............      438       93
        Gains and fees on the sale of residential mortgages ..      722      265
        Other ................................................    1,967    1,495
                                                                 ------   ------

        Non-interest income ..................................    9,154    6,638
                                                                 ------   ------

        Salaries and employee benefits .......................   13,897   12,281
        Occupancy, equipment, and data processing ............    4,936    4,242
        Depreciation expense on operating leases .............      667      162
        FDIC deposit insurance ...............................       86       86
        Bank shares tax ......................................      480      482
        Professional services ................................    1,410    1,153
        Other ................................................    3,729    4,009
                                                                 ------   ------

        Non-interest expense .................................   25,205   22,415
                                                                 ------   ------

Income before taxes ..........................................    8,146    4,693
                                                                 ------   ------

Income Taxes .................................................    2,444    1,361
                                                                 ------   ------

Net Income ...................................................    5,702    3,332
                                                                 ======   ======

PER SHARE DATA
--------------

Net income per share (Basic) .................  $         1.29  $          0.75
Net income per share (Diluted) ...............            1.28             0.74
Cash divided declared ........................           0.525            0.520
Book value ...................................           10.97             9.91
Average bid/ask ..............................           16.85            15.25
Actual shares outstanding ....................       4,429,464        4,422,930
Basic weighted average shares outstanding ....       4,423,113        4,451,351

     * These assets are managed by the Financial Management Services Division of the Bank and are not assets of the Bank or the Corporation.